Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered Public
Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 1, 2010, with respect to the statutory basis financial statements of ReliaStar Life
Insurance Company of New York as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, and to the use of our report dated April 15, 2010, with respect to the statements of assets and liabilities of Separate Account NY-B of ReliaStar
Life Insurance Company of New York as of December 31, 2009, and the related statements of operations and changes in net assets for the periods disclosed in the financial statements, incorporated by reference in Post-Effective Amendment No. 39 to the Registration Statement
(Form N-4, No. 333-85618) and related Prospectus and Statement of Additional Information of
Separate Account NY-B of ReliaStar Life Insurance Company of New York.

/s/ Ernst & Young LLP

Atlanta, Georgia
December 15, 2010